WAIVER, AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO SECURITY AGREEMENT

This WAIVER, AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO SECURITY AGREEMENT (this “Amendment”), dated as of April 1, 2010, is entered into by and among POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below defined Credit Agreement, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC), as the arranger and administrative agent for the Lender Group (“Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Borrower, Lenders, and Agent are parties to that certain Credit Agreement, dated as of April 3, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower and Agent are parties to that certain Security Agreement, dated as of April 3, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, Borrower has informed Agent that the following Event of Default has occurred and is continuing under Section 8.2(a) of the Credit Agreement (the “Designated Event of Default”):  Borrower failed to deliver to Agent the weekly Collateral reporting required by clauses (b) – (f) of Schedule 5.2 of the Credit Agreement for the week commencing on March 22, 2010;

WHEREAS, Borrower has requested that Agent and Lenders waive the Designated Event of Default;

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement and the Security Agreement; and

WHEREAS, upon the terms and conditions set forth herein, the parties hereby agree to amend the Credit Agreement and Security Agreement as follows.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms.  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

(a) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the following defined terms in alphabetical order therein:

“Convertible Notes Redemption” means the optional redemption of the 1.875% Convertible Notes, the 3.875% Convertible Notes or the 1.875% Convertible Senior Subordinated Notes by Borrower so long as: (a) such redemption is permitted by applicable law and the 1.875% Convertible Notes Indenture, the 3.875% Convertible Notes Indenture or the 1.875% Convertible Senior Subordinated Notes Indenture (as applicable), (b) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (c)(i) if the outstanding amount of Advances does not exceed $500,000 immediately after giving effect thereto, Availability and Qualified Cash both before and after giving effect thereto is greater than $15,000,000, and (ii) if the outstanding amount of Advances exceeds $500,000 immediately after giving effect thereto, Availability both before and after giving effect thereto is greater than $15,000,000.

“Permitted Intercompany Advances” means loans made by Borrower to any of its Subsidiaries in the ordinary course of business for purposes of funding such Subsidiaries’ operating expenses so long as (i) no Event of Default has occurred and is continuing or would result therefrom, and (ii) (A) if the outstanding amount of Advances does not exceed $500,000 immediately after giving effect to such loan, Borrower has Availability plus Qualified Cash of $15,000,000 or greater immediately after giving effect to any such loan, and (B) if the outstanding amount of Advances exceeds $500,000 immediately after giving effect to any such loan, Borrower has Availability of $15,000,000 or greater immediately after giving effect to such loan.

(b) Section 6.9(c) of Credit Agreement is hereby amended by amending and restating such section to read as follows:

(c)           Borrower may pay cash dividends on its Permitted Preferred Stock so long as (i) no Event of Default has occurred and is continuing or would result therefrom, and (ii)(A) if the outstanding amount of Advances does not exceed $500,000 after giving effect thereto, Availability and Qualified Cash both before and after giving effect thereto is greater than $15,000,000 and (B) if the outstanding amount of Advances exceeds $500,000 after giving effect thereto, Availability both before and after giving effect thereto is greater than $15,000,000.”

(c) Schedule 5.2 to the Credit Agreement is hereby amended by (i) deleting such schedule in its entirety and (b) inserting the Schedule 5.2 attached hereto as Exhibit A in lieu thereof.

3. Amendment to Security Agreement.  The definition of “Triggering Event” appearing in Section 1.1(eee) of the Security Agreement is hereby amended by amending and restating such definition as follows:

““Triggering Event” means, as of any date of determination, that (a) an Event of Default has occurred, or (b)(i) if the outstanding amount of Advances does not exceed $500,000, Availability plus Qualified Cash is less than $15,000,000, and (ii) if the outstanding amount of Advances exceeds $500,000, Availability is less than $15,000,000.”

4. Waiver.  The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, Agent and the undersigned Lenders hereby waive the Designated Event of Default; provided, however, nothing herein, nor any communications among Borrower, Agent, or any Lender, shall be deemed a waiver with respect to any Events of Default, other than the Designated Events of Default, or any future failure of Borrower to comply fully with any provision of the Credit Agreement or any provision of any other Loan Document, and in no event shall this waiver be deemed to be a waiver of enforcement of any of Agent’s or Lenders’ rights or remedies under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement, with respect to any other Defaults or Events of Default now existing or hereafter arising.  Except as expressly provided herein, Agent and each Lender hereby reserves and preserves all of its rights and remedies against Borrower under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement.

5. Conditions Precedent to the Effectiveness of this Amendment.  The effectiveness of this Amendment is subject to the fulfillment, to the reasonable satisfaction of Agent (or a written waiver by Agent) of each of the following conditions:

(a) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect;

(b) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true, correct, and complete in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or any member of the Lender Group; and

(d) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

6. Representations and Warranties.  Borrower hereby represents and warrants to the Lender Group as follows:

(a) The execution, delivery, and performance by it of this Amendment and the other Loan Documents to which it is a party (i) have been duly authorized by all necessary action, (ii) do not and will not (A) violate any material provision of any federal, state, or local law or regulation applicable to it or its Subsidiaries, the Governing Documents of it or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract (other than the Convertible Notes Documents and the agreements, documents and instruments executed in connection with a Permitted Convertible Notes Refinancing (the “Permitted Convertible Notes Refinancing Documents”)) of it or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Convertible Notes Documents or any Permitted Convertible Notes Refinancing Documents, (D) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, (E) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract (other than the Convertible Notes Documents and the Permitted Convertible Notes Refinancing Documents) of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change or (F) require any approval of any Person under any Convertible Notes Documents or any Permitted Convertible Notes Refinancing Documents, other than consents or approvals that have been obtained and that are still in force and effect.

(b) The execution, delivery, and performance by it of this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (i) consents or approvals that have been obtained and that are still in force and effect, (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Agent for filing or recordation, and (iii) filings to be made with the Securities and Exchange Commission in connection with Borrower’s reporting obligations pursuant to the Securities Exchange Act of 1934, as amended.

(c) This Amendment, and each other Loan Document to which it is or will be a party, when duly executed and delivered by it, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower.

(e) No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment.

(f) The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are true, complete, and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(g) This Amendment has been entered into without force or duress, of the free will of such Person, and the decision of such Person to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of such decision.

(h) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

7. Acknowledgments.  Borrower hereby acknowledges, confirms and agrees that

(a) as of April 1, 2010, the aggregate outstanding principal amount of the Loans under the Credit Agreement was $5,365,695.10 and that such principal amount is payable pursuant to the Credit Agreement as modified hereby without defense, offset, withholding, counterclaim, or deduction of any kind;

(b) Agent, for the benefit of the Lender Group, has and shall continue to have valid, enforceable and perfected first-priority Liens in substantially all of the assets of Borrower (subject only to Permitted Liens), granted to Agent, for the benefit of the Lender Group, pursuant to the Loan Documents; and

(c) (i) each of the Loan Documents to which it is a party has been duly executed and delivered to the Lender Group by Borrower, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower contained in such documents and in this Amendment constitute the legal, valid and binding obligations of Borrower and guaranteed indebtedness of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and as of the date hereof Borrower has no valid defense to the enforcement of the Obligations, and (iii) each member of the Lender Group is and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and under applicable law or at equity.

8. Payment of Costs and Fees.  Borrower shall pay to Agent all reasonable out-of-pocket costs and expenses of the Lender Group (including, without limitation, the reasonable fees and disbursements of outside counsel to Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

9. Choice of Law and Venue; Jury Trial Waiver.

(a) THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10. Release.

(a) Effective on the date hereof, Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges each member of the Lender Group, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lender Group would be liable if such persons or entities were found to be liable to Borrower (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character,  whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower ever had from the beginning of the world to the date hereof, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents.  As to each and every Claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(b) As to each and every Claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

(c) Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d) Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release.  Borrower further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents.  If Borrower or any of its successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through them violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

11. Reaffirmation of Obligations.  Borrower hereby reaffirms and its obligations under each Loan Document to which it is a party.  Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all Collateral heretofore pledged as security for such obligations, continue to be and remain Collateral for such obligations from and after the date hereof.

12. Effect on Loan Documents.

(a) The Credit Agreement and the Security Agreement, each as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of any member of the Lender Group under the Credit Agreement or any other Loan Document.  The waivers, consents and modifications herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents (other than as specified herein), and shall not operate as a consent to any matter under the Loan Documents (other than as specified herein).  Except for the amendments to the Credit Agreement and the Security Agreement expressly set forth herein, the Credit Agreement, the Security Agreement and other Loan Documents shall remain unchanged and in full force and effect.  Except as provided herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of or as an amendment of, any right, power or remedy of any member of the Lender Group in effect prior to the date hereof.  The amendments set forth herein are limited to the specifics hereof and shall neither excuse any future non-compliance with the Credit Agreement or the Security Agreement, nor operate as a waiver of any Default or Event of Default.  To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement, the Security Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement and the Security Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement or the Security Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “the Security Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement or the Security Agreement, shall mean and be a reference to the Credit Agreement or the Security Agreement, as applicable, as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

13. Ratification.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effect as of the date hereof and as amended hereby.

14. Entire Agreement.  This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

15. Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

16. Amendments.  This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by Borrower and the Required Lenders.

17. Counterpart Execution.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

18. Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation, as Borrower By: /s/ Kevin T. Michaels Name: Kevin T. Michaels Title: CFO

[SIGNATURE PAGE TO WAIVER, AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO SECURITY AGREEMENT]

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC), as Agent and as a Lender

By:          /s/ Daniel Whitwer
Name:    Daniel Whitwer
Title:      Vice President

[SIGNATURE PAGE TO WAIVER, AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO SECURITY AGREEMENT]

Exhibit A

Schedule 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Weekly (not later than the second Business Day of each week),	(a) a detailed report regarding Borrower and its Subsidiaries' cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash.
Monthly (not later than the 10th Business Day of each fiscal month); provided that (x) if the outstanding amount of Advances does not exceed $500,000 and Availability plus Qualified Cash is less  than $15,000,000 as of the first Business Day of any week, then such documents shall be delivered weekly until the first day upon which (1) the outstanding amount of Advances does not exceed $500,000 and Availability plus Qualified Cash is greater than $15,000,000, or (2) the outstanding amount of Advances exceeds $500,000 and Availability is greater than $15,000,000, and (y) if the outstanding amount of Advances exceeds $500,000 and Availability is less than $15,000,000 as of the first Business Day of any week, then such documents shall be delivered weekly until the first day upon which (1) the outstanding amount of Advances does not exceed $500,000 and Availability plus Qualified Cash is greater than $15,000,000, or (2) the outstanding amount of Advances exceeds $500,000 and Availability is greater than $15,000,000,

(b) a Borrowing Base Certificate, together with a detailed calculation of those Accounts that are not eligible for the Borrowing Base,

(c) a detailed aging, by total, of the Accounts of Borrower, together with a reconciliation to the general ledger and supporting documentation for any reconciling items noted,

(d) a sales journal, collection journal, and credit register since the last such schedule, and a report regarding credit memoranda that have been issued since the last such report,

(e) [reserved], and

(f) a monthly Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending accounts receivable balances of Borrower’s and its Subsidiaries’ general ledger.

Monthly (not later than the 10th Business Day of each fiscal month),
(g) a summary aging, by vendor, of Borrower’s and its Subsidiaries' accounts payable, accrued expenses and any book overdraft, together with a reconciliation to the general ledger and supporting documentation for any reconciling items noted, and

(h) an aging, by vendor, of any held checks.

Quarterly (not later than the 45th day after the end of each quarter),
(i) a detailed list of Borrower’s and its Subsidiaries’ customers,

(j) a report regarding Borrower’s and its Subsidiaries’ accrued, but unpaid, ad valorem taxes, and

(k) a report regarding Borrower’s and its Subsidiaries’ intercompany loan balance.

Immediately after execution, receipt or delivery thereof,	(l) copies of any notices regarding termination, material defaults or claimed violations that Borrower executes or receives in connection with any Material Contract.
Upon reasonable request by Agent,
(m) copies of purchase orders or invoices in connection with Borrower's and its Subsidiaries' Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with Borrower's and its Subsidiaries’ Accounts,

(n) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrower's and its Subsidiaries' Accounts, and

(o) such other reports as to the Collateral or the financial condition of Borrower and its Subsidiaries, as Agent may reasonably request.